CHISHOLM, BIERWOLF & NILSON
                         Certified Public Accountants
A Limited Liability       533 W. 2600 S., Suite 250     Office (801) 292-8756
Partnership                 Bountiful, Utah 84010          Fax (801) 292-8809

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                               January 29, 2007


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

     Re:  Cygni Investments, Inc.
          File No. 000-31165

Dear Sir or Madam:

     We have read Item 4.01 of Form 8-K of Cygni Investments, Inc. regarding the event that occurred on January 24, 2007, and agree with the statements concerning our Firm contained therein.

                                        Very truly yours,

                                        /s/ Chisholm, Bierwolf & Nilson
                                        CHISHOLM, BIERWOLF & NILSON LLP